SECURITY AGREEMENT

        SECURITY AGREEMENT, dated as of April 28, 2006 (this “Security Agreement”), by and among NATIONAL HMO (N.Y.) INC., a Delaware corporation, HEALTH ACQUISITION CORP., a New York corporation, NEW ENGLAND HOME CARE, INC., a Connecticut corporation, ACCREDITED HEALTH SERVICES, INC., a New Jersey corporation, CONNECTICUT STAFFING WORKS CORP., a Connecticut corporation, and MEDICAL RESOURCES HOME HEALTH CORP., a Delaware corporation (individually a “Borrower” and collectively the “Borrowers”), NATIONAL HOME HEALTH CARE CORP., a Delaware corporation (the “Guarantor”), each of the Subsidiaries of any Borrower from time to time party hereto (each of the Borrowers, the Guarantor and each such Subsidiary, individually, a “Grantor” and collectively as the “Grantors”) and BANK OF AMERICA, N.A. (the “Bank”).

        Reference is made to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantor and the Bank. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        The Bank has agreed to make Loans to, and otherwise extend credit for the account of, the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Bank to make Loans and otherwise extend credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Obligations.

        Accordingly, the Grantors and the Bank hereby agree as follows:

        Section  1.   Definitions

        (a)    Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or in the Uniform Commercial Code in effect in the State of New York from time to time (the “NYUCC”).

        (b)   As used herein, the following terms shall have the following meanings:

        “Accounts Receivable”: all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

        “Collateral”: with respect to any Grantor, all personal property and fixtures of every kind and nature, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including, without limitation, all (i) Accounts Receivable, Equipment, (iii) General Intangibles, (iv) Inventory, (v) Instruments, (vi) Pledged Debt, (vii) Pledged Equity, (viii) Documents, (ix) Chattel Paper (whether tangible or electronic), (x) Deposit Accounts, (xi) Letter-of rights (whether or not the letter of credit is evidenced in writing), (xii) Commercial Tort Claims, (xiii) Intellectual Property, (xiv) Health-Care Insurance Receivables,

(xv) any other contract rights or rights to the payment of money, (xvi) insurance claims and proceeds, (xvii) tort claims and (xviii) unless otherwise agreed upon in writing by such Grantor and the Bank, other property owned or held by or on behalf of such Grantor that may be delivered to and held by the Bank pursuant to the terms hereof.

        “Copyright License”: any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

        “Copyrights”: all of the following now owned or hereafter acquired by any Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country.

        “Equipment”: as defined in the NYUCC, and shall include, without limitation, all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.

        “Equity Interests”: with respect to (i) a corporation, the capital stock thereof, (ii) a partnership, any partnership interest therein, including all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise, (iii) a limited liability company, any membership interest therein, including all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise, (iv) any other firm, association, trust, business enterprise or other entity that is similar to any other Person listed in clauses (i), (ii) and (iii), and this clause (iv), of this definition, any equity interest therein or any other interest therein that entitles the holder thereof to share in the net assets, revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the managing body thereof and (vi) all warrants and options in respect of any of the foregoing and all other securities that are convertible or exchangeable therefor.

        “General Intangibles”: as defined in the NYUCC, and shall include, without limitation, all corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, interest rate protection agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable or payment by the relevant obligor of any of the Pledged Debt, in each case, whether now existing or owned or hereafter arising or acquired by any Grantor.

        “Intellectual Property”: all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, Licenses, trade secrets, confidential or proprietary technical and business information, customer lists, goodwill, supplier contracts, advertising materials know-how, show-how or other data or information, computer programs, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

        “Inventory”: as defined in the NYUCC, and shall include, without limitation, all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

        “License”:  any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

        “Obligations”: (i) the due and punctual payment of (A) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (B) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the Guarantor to the Bank, or that are otherwise payable to the Bank, under this Agreement and the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the Guarantor under or pursuant to this Agreement and the other Loan Documents and (iii) unless otherwise agreed upon in writing by the Bank, all obligations of the Borrowers, monetary or otherwise, under any hedging agreement or similar interest rate protection agreement entered into with the Bank (or an Affiliate thereof) as a counterparty.

        “Patent License”: any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

        “Patents”: all of the following now owned or hereafter acquired by any Grantor: (i) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein.

        “Pledged Debt”: all right, title and interest of any Grantor to the payment of any loan, advance or other debt of every kind and nature (other than Accounts Receivable and General Intangibles), whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future.

        “Pledged Equity”: with respect to any Grantor, all right, title and interest of such Grantor in any Equity Interests, whether now or hereafter acquired or arising in the future.

        “Pledged Securities”: the Pledged Debt, the Pledged Equity and all notes, chattel paper, instruments, certificates, files, records, ledger sheets and documents covering, evidencing, representing or relating to any of the foregoing, in each case whether now existing or owned or hereafter arising or acquired.

        “Proceeds”: as defined in the NYUCC, and shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, including (i) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) past, present or future infringement or dilution of any Intellectual Property now or hereafter owned by any Grantor, or licensed under any license, (ii) subject to Section 6, all rights and privileges with respect to, and all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, any of the Pledged Securities and (iii) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

        “Property”: all types of real, personal, tangible, intangible or mixed property.

       “Security Interest”: as defined in Section 2(a).

        “Trademark License”: any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

        “Trademarks”: all of the following now owned or hereafter acquired by any Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

        “UCC”: with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

        (c)     The other definitional provisions specified in Section 1.02 of the Credit Agreement shall be applicable to this Security Agreement.

        Section 2.    Grant of Security Interest; No Assumption of Liability

        (a)       Grant of Security Interest. As security for the payment or performance, as applicable, in full of the Obligations, each of the Grantors hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Bank, and hereby grants to the Bank, a security interest in, all of the right, title and interest of such Grantor in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, the Bank is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each of the Grantors, naming any Grantor or the Grantors, as applicable, as debtors and the Bank as secured party.

        (b)       No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Bank to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

        Section   3.   Delivery of the Collateral

        Each of the Grantors agrees promptly to deliver or cause to be delivered to the Bank any and all notes, chattel paper, instruments, certificates, files, records, ledger sheets and documents covering, evidencing, representing or relating to any of the Pledged Securities, owned or held by or on behalf of such Grantor, in each case accompanied by (i) in the case of any notes, chattel paper, instruments or stock certificates, stock powers duly executed in blank or other instruments of transfer satisfactory to the Bank and such other instruments and documents as the Bank may reasonably request and (ii) in all other cases, proper instruments of assignment duly executed by such Grantor and such other instruments or documents as the Bank may reasonably request. Each Grantor shall cause any Pledged Debt owed or owing to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Bank pursuant to the terms hereof. Upon the Bank’s request, each Grantor shall cause each issuer of Pledged Equity that constitutes uncertificated securities to (x) register transfer of each item of such Pledged Equity in the name of the Bank and (y) deliver to the Bank by telecopy a certified copy of the then current register of equity-holders in such issuer, with such transfer and any other pledges of equity duly noted.

        Section    4.    Representations and Warranties

        Each of the Grantors, jointly with the others and severally, represents and warrants to the Bank that, and such representations and warranties shall be continuing so long as any Obligations shall remain outstanding:

        (a)      Title and Authority. Such Grantor has good and valid rights in and title to the Collateral and has full power and authority to grant to the Bank the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

        (b)      Security Interest. The Security Interest constitutes (i) a legal and valid Lien on and security interest in all of the Collateral securing the payment and performance of the Obligations and (ii) subject to (A) filing Uniform Commercial Code financing statements, or other appropriate filings, recordings or registrations containing a description of the Collateral owned or held by or on behalf of such Grantor (including, without limitation, a counterpart or copy of this Security Agreement) in each applicable governmental, municipal or other office and (B) the delivery to the Bank of any instruments or certificated securities included in such Collateral, a perfected first priority security interest in such Collateral to the extent that a security interest may be perfected by filing, recording or registering a financing statement or analogous document, or by the Bank’s taking possession, in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions.

        (c)      No Other Liens. The Security Interest is and shall be prior to any other Lien on any of the Collateral owned or held by or on behalf of such Grantor other than Liens expressly permitted pursuant to the Loan Documents. The Collateral owned or held by or on behalf of such Grantor is so owned or held by it free and clear of any Lien, except for Liens expressly permitted pursuant to the Loan Documents. No financing statement or other evidence of a Lien covering or purporting to cover any of the Collateral is on file in any public office other than financing statements filed or to be filed in connection with the security interests granted to the Bank, except for filings relating to Liens expressly permitted pursuant to the Loan Documents.

        (d)      Accounts Receivable. With respect to each Account Receivable: (i) no transaction giving rise to such Account Receivable violated or will violate any applicable federal, state or local law, rule or ordinance, the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) each such Account Receivable is not subject to terms prohibiting the collateral assignment thereof or requiring notice or consent to such assignment. except for notices and consents that have been obtained and (iii) each such Account Receivable represents a bona fide transaction which requires no further act on such Grantor’s part to make such Account Receivable payable by the account debtor with respect thereto, and, to the Grantor’s knowledge, such Account Receivable is not subject to any offsets, deductions or counterclaims of a material nature except as disclosed in writing to the Bank and does not represent any consignment sales, guaranteed sale, sale or return or other similar understanding or any obligation of any Affiliate of such Grantor.

        (e)      Inventory. Such Grantor has no Inventory on its premises, in transit for sale in the ordinary course of business, on consignment or with a bailee, warehouseman or similar Person.

        (f)      Existence and Power. Such Grantor is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary.

        (g)      Authority and Execution. Such Grantor has full legal power and authority to enter into, execute, deliver and perform the terms of this Security Agreement which has been duly authorized by all proper and necessary corporate action and is in full compliance with its organizational documents. Such Grantor has duly executed and delivered this Security Agreement.

        (h)      Binding Agreement. This Security Agreement constitutes the valid and legally binding obligation of such Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action of law of in equity).

        (i)     Required Consent. No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant of the Security Interest by such Grantor in the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by such Grantor, (ii) for the perfection or maintenance of the Security Interest granted hereby (including the first priority nature of such Security Interest) or (iii) for the exercise by the Bank of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).

        Section  5.   Covenants

        (a)      Changes with respect to Collateral. Each of the Grantors shall promptly notify the Bank in writing of any change (i) in its legal name, (ii) in its jurisdiction of organization or formation, (iii) in the location of its chief executive office or principal place of business, (iv) in its identity or legal or organizational structure or (v) in its organization identification number or its Federal Taxpayer Identification Number, and shall execute and deliver to the Bank such instruments, agreements and documents as under the UCC or otherwise that are required in order for the Bank to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to Liens expressly permitted to be prior to the Security Interest pursuant to the Loan Documents). Each Grantor shall promptly notify the Bank if any material portion of the Collateral owned or held by or on behalf of such Grantor is damaged or destroyed.

        (b)      Maintenance of Records. Each of the Grantors shall maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include the originals of all documentation with respect to all Accounts Receivable and complete accounting records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Bank may reasonably request, promptly to prepare and deliver to the Bank a duly certified schedule or schedules in form and detail reasonably satisfactory to the Bank showing the identity and amount of any and all such Collateral.

        (c)      Certain Information. Upon the Bank’s reasonable request, no more frequently than once a year, the Grantors shall deliver to the Bank a certificate (i) setting forth (A) the exact corporate or other legal name of such Grantor as it appears in its certificate of formation or other organizational documents, the date and state of its formation and its Federal Taxpayer Identification Number, (B) the address of the chief executive office of such Grantor and (C) any change in (I) the identity or corporate or other legal structure of such Grantor in any way since the Closing Date, including by way of mergers, consolidations or acquisitions, or (II) the form, nature or jurisdiction of incorporation or formation of such Grantor or (ii) confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this paragraph, and (iii) certifying that such Grantor is in compliance with all of the terms of this Security Agreement.

        (d)      Defense of Security Interest. Each of the Grantors shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned or held by it or on its behalf against all persons and to defend the Security Interest of the Bank in such Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Loan Documents.

        (e)      Further Assurances. Each of the Grantors shall, at its own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Bank may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

        (f)      Inspection. The Bank and such persons as the Bank may reasonably designate shall have the right, at the cost and expense of each Grantor, and upon reasonable prior notice, at reasonable times and during normal business hours, to inspect all of its records (and to make extracts and copies from such records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or held by it or on its behalf, including, in the case of Accounts, Pledged Debt or Collateral in the possession of any third person, by contacting Account Debtors, obligors or the third person possessing such Collateral for the purpose of making such a verification.

        (g)      Grantors Remain Liable. Each of the Grantors shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and such Grantor shall, jointly with the others and severally, indemnify and hold harmless the Bank from and against any and all liability for such performance.

        (h)      Use of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or shall grant any other Lien in respect of such Collateral, except as expressly permitted by the Loan Documents. Except for the Security Interest, no Grantor shall make or permit to be made any transfer, sale, lease, transfer or other disposition of such Collateral, and each Grantor shall remain at all times in possession of such Collateral and shall remain the direct owner, beneficially and of record, of the Pledged Equity included in such Collateral, except that prior to the occurrence of an Event of Default, the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold such Inventory subject to the Security Interest and the instructions of the Bank and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

        (i)      Accounts Receivable. None of the Grantors will, without the Bank’s prior written consent, grant any extension of the time of payment of any Accounts Receivable or any of the Pledged Debt, compromise, compound or settle the same for less than the full amount thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged. Each Grantor shall legend its Accounts Receivable, its Pledged Debt and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Bank and that the Bank has a security interest therein.

        (j)      Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.05 of the Credit Agreement, which insurance shall be against all risks. All policies covering such insurance (i) shall contain a standard loss payable clause and shall name the Bank as loss payee in respect of each claim relating to the Collateral and resulting in a payment thereunder and (ii) shall be indorsed to provide, in respect of the interests of the Bank, that (A) the Bank shall be an additional insured, (B) 30 days’ prior written notice of any cancellation or modification thereof or any reduction of amounts payable thereunder shall be given to the Bank and (C) in the event that any Grantor at any time or times shall fail to pay any premium in whole or part relating thereto, the Bank may, in its sole discretion, pay such premium. Each Grantor irrevocably makes, constitutes and appoints the Bank (and all officers, employees or agents designated by the Bank) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and continuation of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; all acts of such attorney being hereby ratified and confirmed (except for such acts that constitute gross negligence or willful misconduct on the part of the Bank); such power, being coupled with an interest, is irrevocable. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Bank may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Bank deems advisable. All sums disbursed by the Bank in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable upon demand by the Grantors to the Bank and shall be additional Obligations secured hereby.

        Section  6.    Certain Rights as to the Collateral Attorney-In-Fact

        (a)      So long as no Event of Default shall have occurred and be continuing:

                   (i)    Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement and the other Loan Documents, provided, that such Grantor shall not exercise or refrain from exercising any such right without the prior written consent of the Bank if such action or inaction would have a material adverse effect on the value of the Collateral, or any part thereof, or the validity, priority or perfection of the security interests granted hereby or the remedies of the Bank hereunder.

                   (ii)     Each Grantor shall be entitled to receive and retain any and all dividends, principal, interest and other distributions paid in respect of the Collateral to the extent not prohibited by this Security Agreement or the other Loan Documents, provided, that any and all (A) dividends, principal, interest and other distributions paid or payable other than in cash in respect of, and instruments (other than checks in payment of cash dividends) and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall forthwith be delivered to the Bank to be held as, Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Bank, be segregated from the other Property of such Grantor, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary indorsement or assignment).

                   (iii)     The Bank shall execute and deliver (or cause to be executed and delivered) to the Grantors (at the Grantors’ expense), all such proxies and other instruments as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the voting and other rights which they are entitled to exercise pursuant to clause (i) above and to receive the dividends, principal or interest payments, or other distributions which they are authorized to receive and retain pursuant to clause (ii) above.

        (b)       While an Event of Default shall have occurred and is continuing:

                    (i)   All rights of each Grantor to (A) exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to such Grantor by the Bank, cease and (B) receive the dividends, principal and interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Bank, which shall thereupon have the right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, principal or interest payments and distributions.

                    (ii)   All dividends, principal and interest payments and other distributions which are received by any Grantor contrary to the provisions of Section 6(b)(i) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary indorsement).

        (c)      In the event that all or any part of the securities or instruments constituting the Collateral are lost, destroyed or wrongfully taken while such securities or instruments are in the possession of the Bank, the Grantors shall cause the delivery of new securities or instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Bank without the necessity of any indemnity bond or other security other than the Bank’s agreement or indemnity therefor customary for security agreements similar to this Security Agreement.

        (d)   Each Grantor hereby irrevocably appoints the Bank such Grantor’s attorney- in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time at any time when an Event of Default exists, in the Bank’s discretion, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

                    (i)   to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, and to receive, indorse, and collect any drafts or other chattel paper, instruments and documents in connection therewith,

                    (ii)   to file any claims or take any action or institute any proceedings which the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral, and

    (iii)          to receive, indorse and collect all instruments made payable to such Grantor representing any dividend, principal payment, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted to the Bank under this Section constitute a power coupled with an interest which shall be irrevocable by such Grantor and shall survive until all of the Obligations have been indefeasibly paid in full in cash and all commitments to lend in respect of the Obligations have been terminated.

        (e)       While an Event of Default has occurred and is continuing, if any Grantor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Grantors under Section 10.

        (f)        The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Bank accords its own property.

        Section  7.   Remedies upon Default

        (a)     Upon the occurrence and continuation of an Event of Default, each of the Grantors shall assemble and deliver each item of Collateral to the Bank on demand, and the Bank shall have in any jurisdiction in which enforcement hereof is sought, in addition to any other rights and remedies, the rights and remedies of a secured party under the NYUCC or the UCC of any jurisdiction in which the Collateral is located, including, without limitation, the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral (and for that purpose the Bank may, so far as the Grantors can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the Collateral therefrom) and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each of the Grantors agrees that the Bank shall have the right, subject to the mandatory requirements of applicable law, to (i) notify or require any Grantor to notify any and all Account Debtors or parties against which such Grantor has a claim that Accounts have been assigned to Bank and/or that Bank has a Security Interest therein and that all payments should be made to Bank; (ii) endorse the name of any Grantor upon any instruments of payments (including payments made under any policy of insurance) that may come into the possession of Bank in full or part payment of any amount owing to Bank; (iii) sign and endorse the name of any Grantor upon drafts against Account Debtors or other obligors and to sign and endorse the name of any Grantor on any assignments, verifications, and notices in connection with Accounts, Contracts, Chattel Paper, Instruments or Documents, relating thereto or to the rights of such Grantor therein; (iv) notify post office authorities to change the address for delivery of mail of the Grantors to an address designated by Bank and to receive, open, and dispose of all mail addressed to the Grantors; (v) send requests for verification to Account Debtors or other obligors; (vi) sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Bank shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each of the Grantors hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Grantor or now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

        (b)      Upon the occurrence and continuation of an Event of Default, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give to the Borrowers at least ten (10) Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that ten (10) Business Days’ prior written notice of such sale or sales shall be reasonable notice. Each Grantor hereby waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Bank’s rights hereunder, including, without limitation, the right of the Bank following an Event of Default to take immediate possession of the Collateral and to exercise the Bank’s rights with respect thereto.

        (c)      Upon the occurrence and continuation of an Event of Default, any such public sale shall be held-at such time or times within ordinary business hours and at such place or places as the Bank may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Bank may (in its sole and absolute discretion) determine. The Bank shall not be obligated to make any sale of any Collateral if it shall determine, not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Bank until the sale price is paid by the purchaser or purchasers thereof, but the Bank shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Bank may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Bank from any Grantor as a credit against the purchase price, and the Bank may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, (i) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof and (ii) the Bank shall be free to carry out such sale pursuant to such agreement. As an alternative to exercising the power of sale herein conferred upon it, the Bank may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

        (d)      Upon the occurrence and continuation of an Event of Default, sale pursuant to the provisions of this Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610 of the NYUCC or the UCC of any other jurisdiction in which Collateral is located or any other requirement of applicable law. Without limiting the foregoing, each Grantor agrees and acknowledges that, to the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, it shall be commercially reasonable for the Bank to do any or all of the following: (i) fail to incur expenses deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw materials or work in process into finished goods or other finished products for disposition, (ii) if not required by law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove Liens on any Collateral, (iv) exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, (vii) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) dispose of Collateral utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets, (ix) purchase (or fail to purchase) insurance or credit enhancements to insure the Bank against risk of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (x) to the extent deemed appropriate by the Bank, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Nothing in this Section 7 shall be construed to grant any rights to the Grantors or to impose any duties on the Bank that would not have been granted or imposed by this Security Agreement or applicable law in the absence of this Section 7 and the parties hereto acknowledge that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by the Bank would be deemed commercially reasonable in the exercise by the Bank of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being set forth in this Section 7.

        (e)      Upon the occurrence and continuation of an Event of Default, the Bank shall have the right from time to time to modify (including, without limitation, to extend the time for payment or arrange for payment in installments) or waive rights under any such obligation and to comprise or settle counterclaims or setoffs with the obligor under any such obligation.

        Section  8.   Application of Proceeds of Sale

        The Bank shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, first, to the payment of all costs and expenses incurred by the Bank in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Bank hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, to the payment in full of the Obligations, and third, to the Grantors, their respective successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Bank shall have absolute discretion as to the manner of application of any such proceeds, moneys or balances in accordance with this Security Agreement. Upon any sale of the Collateral by the Bank (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Bank or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Bank or such officer or be answerable in any way for the misapplication thereof.

        Section  9.   Grantors Remain Liable under Accounts Receivable

        Anything herein to the contrary notwithstanding (including without limitation the grant of any rights to the Bank), each Grantor shall remain liable under each of the Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Accounts Receivable. The Bank shall not have any obligation or liability under any Account Receivable (or any agreement giving rise thereof) by reason of or arising out of this Security Agreement or the receipt by the Bank of any payment relating to such Account Receivable pursuant hereto, nor shall the Bank be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereof), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account Receivable (or any agreement giving rise thereof), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which may be entitled at any time or times.

        Section  10.   Reimbursement of the Bank

        (a)      Each of the Grantors shall, jointly with the other Grantors and severally, pay upon demand to the Bank the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of counsel and of any experts or agents, that the Bank may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of such Grantor, (ii) the exercise, enforcement or protection of any of the rights of the Bank hereunder relating to such Grantor or any of its property or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

        (b)      Without limitation of its indemnification obligations under the other Loan Documents, each of the Grantors shall, jointly with the other Grantors and severally, indemnify the Bank and its directors, officers, employees, advisors, agents, successors and assigns (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery by such Grantor of this Security Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by such Grantor of its obligations under the Loan Documents and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such Grantor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnitee.

        (c)      Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Loan Document or any investigation made by or on behalf of the Bank. All amounts due under this Section shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.02 (e) of the Credit Agreement.

        Section  11.   Waivers; Amendment

        (a)      No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Security Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

        (b)      Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Bank and the other parties hereto with respect to which such waiver, amendment or modification is to apply.

        Section  12.    Security Interest Absolute

        All rights of the Bank hereunder, the Security Interest and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any

Grantor in respect of the Obligations or in respect of this Security Agreement or any other Loan Document.

        Section  13.    Notices

        All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Credit Agreement. All communications and notices hereunder to the Borrowers and the Guarantor shall be given to them at the address for notices set forth in such Section, and all communications and notices hereunder to any other Grantor shall be given to it at the address for notices for such Grantor provided to the Bank in writing.

        Section  14.    Binding Effect; Several Agreement; Assignments

        Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Bank and a counterpart hereof shall have been executed on behalf of the Bank, and thereafter shall be binding upon such Grantor, the Bank and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Bank and their respective successors and assigns, except that none of the Grantors shall have the right to assign its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Loan Documents. This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

        Section  15.   Survival of Agreement; Severability

        (a)      All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of any Loan Documents and the making of any Loan, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until this Security Agreement shall terminate.

        (b)      The provisions of this Security Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Security Agreement in any jurisdiction.

Each of the covenants, agreements and conditions contained in this Security Agreement is independent and compliance by the Grantors with any of them shall not excuse non-compliance by any Grantor with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        Section  16.    GOVERNING LAW

        THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF NEW YORK’S GENERAL OBLIGATIONS LAW).

        Section  17.   Counterparts

        This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Section 14), and shall become effective as provided in Section 14. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

        Section  18.    Headings

        Section headings used herein are for convenience of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

        Section  19.   SUBMISSION TO JURISDICTION/WAIVERS

        (a)     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE ON EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT

ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 13 HEREOF.

        (b)      EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

        Section  20.    WAIVER OF JURY TRIAL

        EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO MAKE THE LOANS.

        Section  21.    Additional Grantors

        Upon execution and delivery after the date hereof by the Bank and a Subsidiary of any Borrower of an instrument in the form of Annex I, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each of the Grantors hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

NATIONAL HMO (N.Y.) INC.
HEALTH ACQUISITION CORP.
NEW ENGLAND HOME CARE, INC.
ACCREDITED HEALTH SERVICES, INC.
CONNECTICUT STAFFING WORKS CORP.
MEDICAL RESOURCES HOME HEALTH CARE CORP.
NATIONAL HOME HEALTH CARE CORP.

By: /s/ Robert P. Heller Name: Robert P. Heller Title: Chief Financial Officer

ROBERT P. HELLER, as Chief Financial Officer of each of the above corporations, has executed this Security Agreement and intending that all entities, above named are bound and are to be bound by the one signature as if he had executed this Security Agreement separately for each of the above named entities.

BANK OF AMERICA, N.A

By: /s/ Charles A. Mangano Name: Charles A. Mangano Title: Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF WESTCHESTER	)

        On the 28th day of April in the year 2006 before me, the undersigned, personally appeared Robert P. Heller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jennifer Dugan Notary Public

ANNEX I TO SECURITY AGREEMENT

FORM OF SUPPLEMENT

        SUPPLEMENT NO. ___, dated as of _______________, 200_, to the SECURITY AGREEMENT, dated as of April 28, 2006 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among NATIONAL HMO (N.Y.) INC., a Delaware corporation, HEALTH ACQUISITION CORP., a New York corporation, NEW ENGLAND HOME CARE, INC., a Connecticut corporation, ACCREDITED HEALTH SERVICES, INC., a New Jersey corporation, CONNECTICUT STAFFING WORKS CORP., a Connecticut corporation, and MEDICAL RESOURCES HOME HEALTH CORP., a Delaware corporation (individually a “Borrower” and collectively the “Borrowers”), NATIONAL HOME HEALTH CARE CORP., a Delaware corporation (the “Guarantor”) (each of the Borrowers together with the Guarantor and each Subsidiary of any Borrower from time to time party thereto are referred to herein individually as a “Grantor” and collectively as the “Grantors”) and BANK OF AMERICA, N.A. (the “Bank”).

        A.    Reference is made to the Credit Agreement, dated as of April 28, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrowers, the Guarantor and the Bank. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

        B.    The Grantors have entered into the Security Agreement in order to induce the Bank to make Loans to, and otherwise extend credit for the account of, the Borrowers. Section 21 of the Security Agreement provides that each Person, upon its becoming a Subsidiary of any Borrower shall become a Grantor under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Bank to make additional Loans and otherwise extend credit for the account of the Borrowers, and as consideration for Loans previously made and issued.

Accordingly, the Bank and the New Grantor agree as follows:

                   Section  1.   In accordance with Section 21 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Bank a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

                   Section  2.   The New Grantor represents and warrants to the Bank that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (b) set forth on the Schedule attached hereto is a true and complete schedule of all of the information that would have been required to have been delivered by or on behalf of the New Grantor pursuant to the Security Agreement, the Schedules thereto and the Credit Agreement if the New Grantor had been originally named in the Security Agreement and (c) the representations and warranties made by it as a Grantor under the Security Agreement are true and correct on and as of the date hereof based upon the applicable information referred to in clause (b) of this Section.

                   Section  3.   This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Bank shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Bank. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

                   Section  4.   Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

                   Section  5.   THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF NEW YORK’S GENERAL OBLIGATIONS LAW).

                   Section  6.   The provisions of this Supplement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Security Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Supplement and the Security Agreement is independent and compliance by the New Grantor with any of them shall not excuse non-compliance by the New Grantor with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                   Section  7.   All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth in the Schedule hereto.

                   Section  8.  The New Grantor agrees to reimburse the Bank for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Bank.

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                   IN WITNESS WHEREOF, the New Grantor and the Bank have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor]
By:______________________________________ Name: __________________________________ Title: __________________________________
BANK OF AMERICA, N.A

By:______________________________________ Name: __________________________________ Title: __________________________________

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SCHEDULE TO THE SUPPLEMENT